                                                                     Exhibit 4.4

                               DAVOX CORPORATION

                                1996 STOCK PLAN
                                ---------------


     1.  Purpose. The purpose of the Davox Corporation 1996 Stock Plan (the
         -------
"Plan") is to encourage key employees of Davox Corporation (the "Company") and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations") and other individuals who render services to the Company or a Related Corporation, by providing opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) the grant of options which do not qualify as ISOs ("Non-Qualified Options"); (c) awards of stock in the Company ("Awards"); and (d) opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.


     2.   Administration of the Plan.
          ---------------------------

          A.   Board or Committee Administration.  The Plan shall be
               ---------------------------------
     administered by the Board of Directors of the Company (the "Board") or, subject to Paragraph 2D (relating to compliance with Section 162(m) of the Code), by a committee appointed by the Board (the "Committee"). Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 3 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards shall be granted or Purchases made; (iii) determine the purchase price of shares subject to each Option or Purchase, which prices shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

          B.   Committee Actions.  The Committee may select one of its members
               -----------------
     as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

          C.   Grant of Stock Rights to Board Members.  Stock Rights may be
               --------------------------------------
     granted to members of the Board. All grants of Stock Rights to members of the Board shall in all respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who either (i) are eligible to receive grants of Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Stock Rights.

          D.   Performance-Based Compensation.  The Board, in its discretion,
               ------------------------------
     may take such action as may be necessary to ensure that Stock Rights granted under the Plan qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder ("Performance-Based Compensation"). Such action may include, in the Board's discretion, some or all of the following (i) if the Board determines that Stock Rights granted under the Plan generally shall constitute Performance-Based Compensation, the Plan shall be administered, to the extent required for such Stock Rights to constitute Performance-Based Compensation, by a Committee consisting solely of two or more "outside directors" (as defined in applicable regulations promulgated under Section 162(m) of the Code), (ii) if any Non-Qualified Options with an exercise price less than the fair market value per share of Common Stock are granted under the Plan and the Board determines that such Options should constitute Performance-Based Compensation, such options shall be made exercisable only upon the attainment of a pre-established, objective performance goal established by the Committee, and such grant shall be submitted for, and shall be contingent upon shareholder approval and (iii) Stock Rights granted under the Plan may be subject to such other terms and conditions as are necessary for compensation recognized in connection with the exercise or disposition of such Stock Right or the disposition of Common Stock acquired pursuant to such Stock Right, to constitute Performance-Based Compensation.


     3.  Eligible Employees and Others. ISOs may be granted only to employees of
         -----------------------------
the Company or any Related Corporation. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Stock Rights.

     4.  Stock.  The stock subject to Stock Rights shall be authorized but
         -----
unissued shares of Common Stock of the Company, par value $.10 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is equal to the "Plan Share Limit" as defined below. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the unpurchased shares of Common Stock subject to such Option shall again be available for grants of Stock Rights under the Plan.

     For purposes of this Plan the "Plan Share Limit" shall be 900,000 shares, such total to include the number of shares that are available for grant, award or purchase under the Company's 1986 Stock Plan (the "Old Plan") at the time of expiration of the Old Plan.

     No employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 500,000 shares of Common Stock during any fiscal year of the Company. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

     5.   Granting of Stock Rights.  Stock Rights may be granted under the Plan
          ------------------------
at any time on or after July 25, 1996 and prior to July 25, 2006. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.


     6.   Minimum Option Price; ISO Limitations.
          -------------------------------------

          A.   Price for Non-Qualified Options, Awards and Purchases.  Subject
               -----------------------------------------------------
     to Paragraph 2D (relating to compliance with Section 162(m) of the Code), the exercise price per share specified in the agreement relating to each Non-Qualified Option granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the Plan may be less than the fair market value of the Common Stock of the Company on the date of grant, provided that, in no event shall such exercise price or such purchase price be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized. The Committee may, in its discretion, subject any Stock Right granted under the Plan to any terms or conditions necessary for compensation recognized in connection with the exercise of such Stock Right or the disposition of Common Stock acquired pursuant to such Stock Right, to constitute qualified performance-based compensation under Section 162(m) of the Code and applicable regulations promulgated thereunder.

          B.   Price for ISOs.  The exercise price per share specified in the
               --------------
     agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply. The date of grant for purposes of this subparagraph shall mean the date that the Company or a Related Corporation completes the corporate action constituting an offer of stock for sale to an individual.

          C.   $100,000 Annual Limitation on ISO Vesting.  Each eligible
               -----------------------------------------
     employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-

     Qualified Options and the Company shall issue separate certificates to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs.

          D.   Determination of Fair Market Value.  If, at the time an Option
               ----------------------------------
     is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.


     7.   Option Duration.  Subject to earlier termination as provided in
          ---------------
paragraphs 9 and 10 or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(B). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.


     8.   Exercise of Option.  Subject to the provisions of Paragraphs 9 through
          ------------------
12, each Option granted under the Plan shall be exercisable as follows:

          A.   Vesting.  The Option shall either be fully exercisable on the
               -------
     date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

          B.   Full Vesting of Installments.  Once an installment becomes
               ----------------------------
     exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

          C.   Partial Exercise.  Each Option or installment may be exercised
               ----------------
     at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

          D.  Acceleration of Vesting.  The Committee shall have the right to
              -----------------------
     accelerate the date that any installment of any Option becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).


     9.  Termination of Employment.  Unless otherwise specified in the agreement
         -------------------------
relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of (a) three months after the date of termination of his or her employment, or (b) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute or by contract. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.


     10.  Death; Disability.
          -----------------

             A.   Death.  If an ISO optionee ceases to be employed by the
                  -----
     Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the optionee's death.

             B.  Disability.  If an ISO optionee ceases to be employed by the
                 ----------
     Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of
     (i) the specified expiration date of the ISO or (ii) 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or any successor statute.

     11.     Assignability.  No Stock Right shall be assignable or transferable
             -------------
by the grantee except by will, by the laws of descent and distribution or, in the case of Non-Qualified Options only, pursuant to a valid domestic relations order. Except as set forth in the previous sentence, during the lifetime of a grantee each Stock Right shall be exercisable only by such grantee.

     12.     Terms and Conditions of Options.  Options shall be evidenced by
             -------------------------------
instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     13.  Adjustments.  Upon the occurrence of any of the following events, an
          -----------
optionee's rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

             A.  Stock Dividends and Stock Splits.  If the shares of Common
                 --------------------------------
     Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

             B.  Consolidations or Mergers.  If the Company is to be
                 -------------------------
     consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company's assets or otherwise (each, an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof.

             C.  Recapitalization or Reorganization.  In the event of a
                 ----------------------------------
     recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

             D.  Modification of ISOs.  Notwithstanding the foregoing, any
                 --------------------
     adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

             E.  Dissolution or Liquidation.  In the event of the proposed
                 --------------------------
     dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

          F.   Issuances of Securities.  Except as expressly provided herein,
               -----------------------
     no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          G.   Fractional Shares.  No fractional shares shall be issued under
               -----------------
     the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

          H.   Adjustments.  Upon the happening of any of the events described
               -----------
     in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

     14.  Means of Exercising Options.  An Option (or any part or installment
          ---------------------------
thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or
(e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     15.  Term and Amendment of Plan.  This Plan was adopted by the Board on
          --------------------------
July 25, 1996, subject, with respect to the validation of ISOs granted under the Plan, to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by written consent. If the approval of stockholders is not obtained prior to July 25, 1997, any grants of ISOs under the Plan made prior to that date shall be Non-Qualified Options. The Plan shall expire at the end of the day on July 24, 2006 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions:
(a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Stock Right previously granted to such grantee.

     16.  Modifications of ISOs; Conversion of ISOs into Non-Qualified Options.
          --------------------------------------------------------------------
Subject to Paragraph 13D, without the prior written consent of the holder of an ISO, the Committee shall not alter the terms of such ISO (including the means of exercising such ISO) if such alteration would constitute a modification (within the meaning of Section 424(h)(3) of the Code). The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. Upon the taking of such action, the Company shall issue separate certificates to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs.

     17.  Application Of Funds.  The proceeds received by the Company from the
          --------------------
sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

     18.  Notice to Company of Disqualifying Disposition.  By accepting an ISO
          ----------------------------------------------
granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or
(b) the date one year following the date the ISO was exercised.

     19.  Withholding of Additional Income Taxes.  Upon the exercise of a Non-
          --------------------------------------
Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 18), the vesting or transfer of restricted stock or securities acquired on the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or
(iv) the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

     20.  Governmental Regulation.  The Company's obligation to sell and deliver
          -----------------------
shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Options in connection with the Plan.

     21.  Governing Law.  The validity and construction of the Plan and the
          -------------
instruments evidencing Options shall be governed by the laws of the State of Delaware, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

                                AMENDMENT NO. 1

                                    TO THE

                               DAVOX CORPORATION

                                1996 STOCK PLAN


     Pursuant to action taken by the Board of Directors of Davox Corporation (the "Corporation") on April 27, 1997, the Corporation's 1996 Stock Plan (the "Plan") is amended effective as of such date by:


1. Amending and restating Section 6(A) thereof so that said Section 6(A) shall read in its entirety as follows:


"A.  Price for non-Qualified Options, Awards and Purchases.  Subject to
     ------------------------------------------------------
Paragraph 2D (relating to compliance with Section 162(m) of the Code), the exercise price per share specified in the agreement relating to each Non-Qualified Option granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the Plan may be less than the fair market value of the Common Stock of the Company on the date of grant, provided that (i) in no event shall such exercise price or such purchase price be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized, (ii) options representing the right to purchase in the aggregate a maximum of ten percent (10%) of the number of shares authorized under the Plan (as set forth in Section 4 hereof) may be granted with exercise prices below fair market value, and (iii) no option may be granted with an exercise price of less than eighty-five percent (85%) of fair market value. The Committee may, in its discretion, subject any Stock Right granted under the Plan to any terms or conditions necessary for compensation recognized in connection with the exercise of such Stock Right or the disposition of Common Stock acquired pursuant to such Stock Right, to constitute qualified performance-based compensation under
Section 162(m) of the Code and applicable regulations promulgated thereunder."

Except as modified hereby, the Plan shall remain in full force and effect.

                                AMENDMENT NO. 2

                                    TO THE

                               DAVOX CORPORATION

                                1996 STOCK PLAN


     Pursuant to actions taken by the Board of Directors of Davox Corporation (the "Corporation"), the Corporation's 1996 Stock Plan (the "Plan") is amended as follows:


1. Amending Section 4 thereof to increase the Plan Share Limit so that the aggregate number of shares which may be issued pursuant to the Plan is increased to 1,950,000 shares.

Except as modified hereby, the Plan shall remain in full force and effect.

                                AMENDMENT NO. 3
                                    TO THE
                               DAVOX CORPORATION
                                1996 STOCK PLAN


     Pursuant to action taken by the Board of Directors of Davox Corporation (the "Corporation") on July 23, 1998, the Corporation's 1996 Stock Plan (the "Plan") is amended effective as of such date by:

     1. Amending and restating the first (1st) sentence of Section 2(C) of the Plan so that said sentence shall read in its entirety as follows:

          "Stock Rights may be granted to members of the Board who are also employees of the Company; members of the Board who are not employees of the Company shall not be eligible to receive Stock Rights."

     2. Amending and restating the second (2nd) sentence of Section 3 of the Plan so that said sentence shall read in its entirety as follows:

          "Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (provided such director is also an employee) or consultant of the Company or any Related Corporation."

     3. Amending and restating the fifth (5th) sentence of Section 15 of the Plan so that said sentence shall read in its entirety as follows:

          "The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of Stock Rights may not be modified; (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); (d) the expiration date of the Plan may not be extended; (e) the exercise price of more than ten percent (10%) of outstanding ISOs may not be reduced; and (f) benefits under the Plan and the group of persons eligible to receive Stock Rights under the Plan may not be increased."

     Except as modified hereby, the Plan shall remain in full force and effect.

                                AMENDMENT NO. 4

                                    TO THE

                               DAVOX CORPORATION

                                1996 STOCK PLAN


     Pursuant to action taken by the Board of Directors of Davox Corporation (the "Corporation") on January 26, 1999, the Corporation's 1996 Stock Plan (the "Plan") is amended effective as of such date by:


1. Amending Section 4 thereof to increase the Plan Share Limit so that the aggregate number of shares which may be issued pursuant to the Plan is increased to 2,700,000 shares.

Except as modified hereby, the Plan shall remain in full force and effect.

                                AMENDMENT NO. 5

                                    TO THE

                               DAVOX CORPORATION

                                1996 STOCK PLAN


     Pursuant to action taken by the Board of Directors of Davox Corporation (the "Corporation") on January 26, 2000, the Corporation's 1996 Stock Plan (the "Plan") is amended effective as of such date by:


1. Amending Section 4 thereof to increase the Plan Share Limit so that the aggregate number of shares which may be issued pursuant to the Plan is increased to 3,350,000 shares.

Except as modified hereby, the Plan shall remain in full force and effect.

                                AMENDMENT NO. 6

                                    TO THE

                               DAVOX CORPORATION

                                1996 STOCK PLAN


     Pursuant to action taken by the Board of Directors of Davox Corporation (the "Corporation") on May 4, 2000, the Corporation's 1996 Stock Plan (the "Plan") is amended effective as of such date by:


1. Amending and restating the fifth (5th) sentence of Section 15 of the Plan so that said sentence shall read in its entirety as follows:

          "The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of Stock Rights may not be modified; (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); (d) the expiration date of the Plan may not be extended; (e) the exercise price of more than ten percent (10%) of outstanding Non-Qualified Options and ISOs may not be reduced; and (f) benefits under the Plan and the group of persons eligible to receive Stock Rights under the Plan may not be increased."

Except as modified hereby, the Plan shall remain in full force and effect.